Exhibit 4(a)(4)

Translation for Reference Purposes Only

AMENDMENT TO THE LOAN AGREEMENT (the “Amendment Agreement”) entered into as of December 3, 2012, by and among:

I. Gruma, S.A.B. de C.V., a sociedad anónima bursátil de capital variable organized and existing under the laws of Mexico, as Borrower (the “Borrower”), and

II. The several financial institutions executing this Amendment Agreement (the “Majority Creditors”), and BBVA Bancomer, S.A., Institución de Banca Múltiple, Grupo Financiero BBVA Bancomer as Administrative Agent.

WHEREAS

I.                                        The Borrower and the Creditors entered into a certain Loan Agreement dated as of June 15, 2011 (the “Original Loan Agreement”), whereby, the Creditors thereunder agreed to make available to the Borrower a line of credit.

II.                                   The Borrower has requested that the Creditors agree to certain amendments to the Original Loan Agreement.

III.                              The Majority Creditors are willing, on the terms and subject to the conditions hereinafter set forth, to enter into this Amendment Agreement.

NOW THEREFORE, in consideration of the foregoing and of the terms, conditions, representations and warranties set forth herein, the parties hereby agree as follows:

SECTION 1

TERMS AND DEFINITIONS

1.01                        General Rule. All terms defined in the Original Loan Agreement and not otherwise defined herein shall have the meanings assigned to such terms in the Original Loan Agreement when used herein.

SECTION 2

AMENDMENTS

2.01 Purpose. The parties hereby agree to amend certain terms and provisions of the Original Loan Agreement, as set forth herein, as of the Effective Date, and agree that all remaining terms and provisions of the Original Loan Agreement shall remain unaltered and in full force and effect, except to the extent that such remaining terms and provisions are in conflict with or are inconsistent with the terms and provisions of this Amendment Agreement, in which case: (i) the terms and provisions of this Amendment Agreement shall supersede the terms and provisions of the Original Loan Agreement and govern the obligations of the parties, and (ii) the Original Loan Agreement shall be deemed to be further amended to the extent necessary to conform the terms and provisions thereof with the terms and provisions of this Amendment Agreement. La execution of the Amendment Agreement does not constitute novation, payment, compliance or extinction of any of the obligation of the Original Loan Agreement or any of the Loan Documents.

2.02 Addition of definitions. The following definitions are added to Clause One in alphabetical order:

“ADM” means Archers-Daniels-Midland Company and its Affiliates.

“ADM SPA” means the stock purchase agreement to be executed by and between the Borrower and ADM pursuant to which the Borrower would purchase from ADM 106,335,069 shares of the capital stock of the Borrower; 3,857,175 shares of the capital stock of VALORES AZTECA; 25,797 equity interests in VALORES MUNDIALES; and 300 equity interests in CONSORCIO ANDINO.

“CONSORCIO ANDINO” means Consorcio Andino, S.L.

“RFB HOLDINGS” means RFB Holdings de México, S.A. de C.V.

“RFB HOLDINGS SPA” means the stock purchase agreement to be executed by and between the Borrower and RFB Holdings pursuant to which the Borrower and/or any of its Subsidiaries would purchase from RFB HOLDINGS 208,596 equity interests in VALORES MUNDIALES, and 4,000 equity interests in CONSORCIO ANDINO.

“VALORES AZTECA” means Valores Azteca, S.A. de C.V.

“VALORES MUNDIALES” means Valores Mundiales, S.L.

2.03 Amendment to the definition of Applicable Margin. The definition of Applicable Margin is hereby amended in its entirety to read as follows:

“Applicable Margin” means the rate (expressed in base points (pbs)), to be added to the TIIE rate over the total disbursed amount during the validity of the Amendment Agreement and that it shall be calculated in accordance with the variations of the Leverage Ratio and with the following:

Year	<=2.0x	>2.0x a <=2.5x	>2.5x a <=3.0x	>3.0x a <=3.5x	>3.5x a <=4.0x	>4.0x a <=4.5x	>4.5x
From June 17, 2011 until June 16, 2012	137.5 pb	150.0 pb	162.5 pb	175.0 pb	187.5 pb	200.0 pb	212.5 pb
From June 17, 2012 until June 16, 2013	137.5 pb	150.0 pb	162.5 pb	175.0 pb	187.5 pb	200.0 pb	212.5 pb
From June 17, 2013 until June 16, 2014	162.5 pb	175.0 pb	187.5 pb	200.0 pb	212.5 pb	225.0 pb	237.5 pb
From June 17, 2014 until June 16, 2015	162.5 pb	175.0 pb	187.5 pb	200.0 pb	212.5 pb	225.0 pb	237.5 pb
From June 17, 2015 until June 16, 2016	162.5 pb	175.0 pb	187.5 pb	200.0 pb	212.5 pb	225.0 pb	237.5 pb
From June 17, 2016 until June 16, 2017	187.5 pb	200.0 pb	212.5 pb	225.0 pb	237.5 pb	250.0 pb	262.5 pb
From June 17, 2017 until June 16, 2018	187.5 pb	200.0 pb	212.5 pb	225.0 pb	237.5 pb	250.0 pb	262.5 pb

2.04 Amendment to Clause Ten, subsection (b) Investments. The following provision is added at the end of subsection (b) thereof in lieu of the final point and the word “and” is deleted from the end of subsection (viii):

“; and (x) the share purchases to be contemplated in the ADM SPA and the RFB HOLDINGS SPA.”

2.05 Amendment to Clause Ten, subsection (d) Restricted Payments.  The phrase “was less than

3.50 (three point fifty) to 1.00” is hereby deleted and replaced with the following phrase “does not exceed the Maximum Leverage Ratio permitted under Clause Ten, subsection (j) of this Agreement”.

2.06 Amendment to Clause Ten, subsection (g) Transactions with Affiliates.  The following is added at the end of such provision:

“For the avoidance of doubt, the transactions contemplated in the ADM SPA and the RFB HOLDINGS SPA shall be considered to be upon fair and reasonable terms and no less favorable to the Borrower than are obtainable in a comparable arm’s-length transaction with a Person not an Affiliate of the Borrower.”

2.07 Amendment to Clause Ten, subsection (j) Leverage Ratio.   Subsection (j) of Clause Ten of the Original Loan Agreement is deleted in its entirety and replaced with the following:

“The Borrower shall not permit its Leverage Ratio for any Measurement Period within the periods mentioned below, to be:

Period	Leverage Ratio
From June 15, 2011 until December 3, 2012	Greater than 3.50 (three point fifty) to 1.00 (one point zero zero)
From December 4, 2012 until September 30, 2013	Greater than 4.75 (four point seventy five) to 1.00 (one point zero zero)
From October 1, 2013 until September 30, 2014	Greater than 4.50 (four point fifty) to 1.00 (one point zero zero)
From October 1, 2014 to September 30, 2015	Greater than 4.0 (four point zero zero) to 1.00 (one point zero zero)
From October 1, 2015 and thereafter	Greater than 3.50 (three point fifty) to 1.00 (one point zero zero)

2.08 Amendment of Clause Twelve, subsection (xi) Change of Control. Subsection (xi) of Clause Twelve is deleted in its entirety and replaced with the following:

“(xi) Change of Control. If Graciela Moreno Hernández and/or the respective family members (including spouses, siblings and other lineal descendants, estates and heirs, or any trust or other investment vehicle for the primary benefit of any such Person or their respective family members or heirs) of the deceased Roberto Gonzalez Barrera and/or Graciela Moreno Hernandez, fail to elect the majority of the Board of the Directors of the Borrower.”

SECTION 3

CONDITIONS PRECEDENT

3.01 Conditions Precedent for Amendments. The amendments, modifications and changes agreed hereunder shall not become effective until the date on which the following conditions have been duly met (the “Effective Date”) and the Administrative Agent shall have received each of the documents described below, each of which shall be satisfactory to the Administrative Agent in form and substance, provided that such conditions and delivery of such documents shall occur on or prior to 3:00 pm New York City time, on December 30, 2012:

(a) This Amendment Agreement shall have been duly executed by the Borrower, the Administrative Agent and the Majority Creditors;

(b) The Administrative Agent shall have received reimbursement or payment of all reasonable and documented expenses required to be reimbursed or paid pursuant to Section 5.05 hereof;

(c) The Administrative Agent shall have received a certificate dated on or prior to the date of execution of this Amendment Agreement signed by a Responsible Officer of the Company, stating that:

(i) no Default or Event of Default has occurred and is continuing;

(ii) the representations and warranties of the Borrower contained in the Original Loan Agreement or in any other Loan Document are true and correct in all material respects on and as of the Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date; and

(iii) there has not occurred, since September 30, 2012 any event or circumstance of a financial, political or economic nature in Mexico which has had or could reasonably be expected to have a Material Adverse Effect on the ability of the Borrower to perform its obligations under the Original Loan Agreement as amended by this Amendment Agreement.

(d) The Borrower has executed a valid amendment agreement in substantially identical terms and conditions to those of this Amendment Agreement with the lenders satisfactory to the Administrative Agent under the following loans: (i) that certain loan agreement, dated as of March 22, 2011, entered into by and between the Borrower, the several financial institutions from time to time party to such loan agreement, and BBVA Bancomer, S.A., Institución de Banca Múltiple, Grupo Financiero BBVA Bancomer as administrative agent for such creditors and BBVA SECURITIES INC. as documentation agent for said creditors; and (ii) that certain loan agreement, dated as of June 15, 2011, entered into by and between the Company and COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH; on substantially identical terms and conditions to those contained in this Amendment Agreement.

(e) The Borrower has executed a valid amendment agreement with BANCO NACIONAL DE COMERCIO EXTERIOR, S.N.C. (“BANCOMEXT”) satisfactory to the Administrative Agent under that certain loan agreement, dated as of June 16, 2011, entered into by and between the Borrower and BANCOMEXT, on similar terms and conditions, where applicable, to those contained in this Amendment Agreement.

(f)           The Administrative Agent shall have received new Term Notes and Revolving Notes duly executed by the Company with the new Applicable Margin.

SECTION 4

REPRESENTATIONS AND WARRANTIES, COVENANTS AND FEES

4.01 Additional Representations and Warranties. The Borrower hereby represents and warrants to the Creditors that:

(a) The Borrower is a sociedad anónima bursátil de capital variable duly organized and validly existing under the laws of Mexico; and the Borrower and each of its Subsidiaries:

(i) are duly organized and validly existing under the laws of its jurisdiction of formation;

(ii) has all requisite corporate power and authority and all requisite governmental licenses, authorizations, consents and approvals required to: (1) conduct its business and to own its Properties except to the extent that the failure to obtain any such governmental license, authorization or approvals could not reasonably be expected to have a Material Adverse Effect and (2) with respect to the Borrower only, to execute and perform all of its obligations under this Amendment Agreement; and

(iii) is in compliance with all Requirements of Law, except to the extent that the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

(b) The execution and delivery of, and performance by the Borrower under this Amendment Agreement have been duly authorized by all necessary corporate action, and do not and will not:

(i) contravene the terms of the Company’s estatutos sociales in effect,

(ii) conflict with or result in any violation or contravention of, or the creation of any Lien, or give rise to any right to accelerate or require payment, repurchase or redemption of any obligation under or constitute a default in respect of: (1) any document evidencing any material Contractual Obligation to which the Borrower is a party or (2) any order, injunction, writ or decree of any Governmental Authority to which the Borrower or its Property is subject; or (3) violate or contravene any Requirement of Law.

(c) This Amendment Agreement has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation to the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, concurso mercantil, quiebra, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

SECTION 5

MISCELLANEOUS

5.01 Effectiveness. The Original Loan Agreement, as specifically amended by this Amendment Agreement, shall remain in full force and effect and is hereby ratified and confirmed.

The execution and performance of this Amendment Agreement shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Creditors under the Original Loan Agreement.

This Amendment Agreement shall be construed in conjunction and as one with the Original Loan Agreement, and the Original Loan Agreement shall, where the context requires, be read and construed throughout so as to incorporate this Amendment Agreement.

5.02 Execution in Counterparts. This Amendment Agreement may be executed in any number of counterparts, and by each party hereto in separate counterparts, each of which when so executed shall be deemed an original, but all such counterparts taken together shall constitute but one and the same instrument.

5.03 Headings. Chapter and section headings in this Amendment Agreement are included for convenience of reference only and shall not constitute a part of this Amendment Agreement for any other purpose or be given any substantive effect.

5.04 Severability. If any provision contained in or obligation under this Amendment Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

5.05 Costs and Expenses. The Borrower shall pay all reasonable and documented expenses, including reasonable and documented Attorney Costs in terms of market prices incurred by the Administrative Agent in connection with the preparation and execution of this Amendment Agreement and the other related documents, up to an amount that shall not exceed US$10,000.00 (Ten Thousand Dollars US/Cy). All amounts due under this Section shall be payable on or prior to Effective Date.

5.06 Governing Law; Jurisdiction. This Amendment Agreement shall be subject to the applicable governing law and jurisdiction provided in the Original Loan Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be executed by their respective duly authorized representatives as of the day and year first written above.

[SIGNATURE PAGES FOLLOW]

THE BORROWER

GRUMA, S.A.B. DE C.V.

[Illegible Signature]	[Illegible Signature]
By: Raul Cavazos Morales	By: Rodrigo Martinez Villarreal
Title: Chief Financial Officer	Title: International Legal Vice-President
Attorney in Fact	Attorney in Fact

THE ADMINISTRATIVE AGENT

BBVA BANCOMER, S.A.,

INSTITUCIÓN DE BANCA MÚLTIPLE,

GRUPO FINANCIERO BBVA BANCOMER

By:	By:
Title:	Title:

THE BORROWER

GRUMA, S.A.B. DE C.V.

By: Raul Cavazos Morales	By: Rodrigo Martinez Villarreal
Title: Chief Financial Officer	Title: International Legal Vice-President
Attorney in Fact	Attorney in Fact

THE ADMINISTRATIVE AGENT

BBVA BANCOMER, S.A.,

INSTITUCIÓN DE BANCA MÚLTIPLE,

GRUPO FINANCIERO BBVA BANCOMER

[Illegible Signature]	[Illegible Signature]
By: Aida Arana Jimenez	By: Angel Espinosa
Title: Attorney in Fact	Title: Attorney in Fact

BBVA BANCOMER, S.A.,

INSTITUCIÓN DE BANCA MÚLTIPLE,

GRUPO FINANCIERO BBVA BANCOMER

As Creditor

[Illegible Signature]	[Illegible Signature]
By: Alejandro Cárdenas Bortoni	By: Lorenzo Valdés
Title: Attorney in Fact	Title: Attorney in Fact

Signature page of the Amendment Agreement to the Original Loan Agreement dated November 30, 2012.

BANCO NACIONAL DE MEXICO,
INTEGRANTE DEL GRUPO FINANCIERO BANAMEX

By:	[Illegible Signature]
Name: Eduardo Allegre Márquez
Title: Director 205 — 3
Corporate and Investment Bank

By:	[Illegible Signature]
Name: Miguel Soto Gutierrez
Title: Director 214 — 51
Corporate Bank

Signature page of the Amendment Agreement to the Original Loan Agreement dated November 30, 2012.

BANCO DEL BAJIO, S.A.
INSTITUCION DE BANCA MULTIPLE

By:	[Illegible Signature]
Name: CP Armando Ortega Pérez
Title: Corporate Banking

By:
Name:
Title:

Signature page of the Amendment Agreement to the Original Loan Agreement dated November 30, 2012.

BANCO SANTANDER MÉXICO, S.A.,

INSTITUCIÓN DE BANCA MÚLTIPLE,

GRUPO FINANCIERO SANTANDER

By:	[Illegible Signature]
Name: Wade A. Kit
Title: Attorney in Fact

By:	[Illegible Signature]
Name: Mauricio Rebolledo Fernandez
Title: Attorney in Fact

Signature page of the Amendment Agreement to the Original Loan Agreement dated November 30, 2012.